UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 7, 2012

CORNERSTONE CORE PROPERTIES

REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400

Irvine, California 92614

(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On September 7, 2012 the registrant (“Borrower”), through a wholly-owned subsidiary, entered into a loan agreement (the “Loan Agreement”) with General Electric Capital Corporation (“Lender”) for a loan in the aggregate amount of $9,620,000 secured by a security interest in the 20100 Western Avenue property.

The loan, which bears interest at LIBOR plus 4.30%, with a LIBOR floor of 0.25%, matures on September 30, 2014, at which time all outstanding principal, accrued and unpaid interest and any other amounts due under the Loan Agreement will become due. The Borrower has the option to extend the term of the loan for one additional 12-month period. The loan is interest only through November 1, 2013, at which time the loan begins amortizing over a 30-year period. The loan may be voluntarily prepaid in its entirety during the first year of the loan term subject to a prepayment penalty equal to the Spread Maintenance Amount, as defined in the Loan Agreement, plus the Libor Breakage Amount, as defined in the Loan Agreement. Subsequent to the first year of the loan term, the loan may be voluntarily prepaid in its entirety subject to a prepayment penalty equal to the Libor Breakage Amount. Certain customary financing fees were paid by the Borrower from the proceeds of the loan, and an exit fee of $96,200 shall be payable to the Lender upon the earlier of the maturity of the loan or repayment of the loan in full.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of the Current Report on Form 8-K is incorporated in this item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Loan Agreement between COP-Western Ave., LLC and General Electric Capital Corporation dated as of September 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: September 13, 2012	By:	/s/ Terry G. Roussel
Terry G. Roussel,
Chief Executive Officer